UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 24, 2026

NEXPOINT DIVERSIFIED REAL ESTATE TRUST
(Exact name of registrant as specified in its charter)

Delaware	001-32921	80-0139099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Crescent Court, Suite 700
Dallas, Texas 75201
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 276-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.001 par value $0.001 per share 5.50% Series A Cumulative Preferred Shares, par value $0.001 per share ($25.00 liquidation preference per share)	NXDT NXDT-PA	New York Stock Exchange; NYSE Texas, Inc. New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.         Entry into a Material Definitive Agreement.

On March 24, 2026, NexPoint Diversified Real Estate Trust (the “Company”), through its indirect subsidiary, NXDT Hospitality Holdco, LLC, entered into a Membership Interest Purchase Agreement (“MIPA”) with OSL Bradenton Downtown, LLC (the “Buyer”). Pursuant to the MIPA, the Company agreed to sell 100% of the membership interests of NHT Bradenton, LLC, which owns the Bradenton Hampton Inn & Suites property, to the Buyer. The transaction closed on the same date for a total consideration of approximately $26.3 million in cash, subject to customary closing adjustments. The MIPA contains customary representations and warranties and covenants of the parties. The Company intends to use the net proceeds from the transaction for short-term liquidity needs.

The Buyer may be deemed an affiliate of the Company’s adviser, NexPoint Real Estate Advisors X, L.P., through common beneficial ownership. In compliance with the Company’s Related Party Transaction Policy, the MIPA was reviewed and approved by the Audit Committee of the Board of Trustees of the Company.

The foregoing summary of the MIPA does not purport to be complete and is qualified in its entirety by reference to the full text of the MIPA, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description
10.1	Membership Interest Purchase Agreement, by and among NXDT Hospitality Holdco, LLC and OSL Bradenton Downtown, LLC, dated March 24, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXPOINT DIVERSIFIED REAL ESTATE TRUST

/s/ Paul Richards
Name:	Paul Richards
Title:	Chief Financial Officer, Executive VP- Finance, Treasurer and Assistant Secretary

Date: March 30, 2026